As filed with the Securities and Exchange Commission on March 8, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Achilles Therapeutics plc

(Exact name of registrant as specified in its charter)

England and Wales	Not applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

245 Hammersmith Road

London W6 8PW

United Kingdom

Tel: +44 (0)20 8154 4600

(Address of Principal Executive Offices, including zip code and telephone number)

Achilles Therapeutics plc 2021 Omnibus Incentive Plan

(Full Title of the Plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

Tel: (212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Bloom	Sophie C. McGrath
Seo Salimi Goodwin Procter LLP	Goodwin Procter (UK) LLP 100 Cheapside
100 Northern Avenue	London EC2V 6DY
Boston, Massachusetts 02210	United Kingdom
+1 617 570 1000	+44 20 7447 4200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 relating to the 2021 Omnibus Incentive Plan (the “2021 Plan”) and the 2021 Employee Share Purchase Plan (the “ESPP”) of Achilles Therapeutics plc (the “Registrant”) is filed to register (i) an additional 1,637,309 ordinary shares, nominal value £0.001 per share (the “Shares”), of the Registrant to be issued under the 2021 Plan and (ii) an additional 409,327 Shares to be issued under the ESPP. The additional Shares registered hereby are of the same class as other securities for which a registration statement filed on Form S-8 (SEC File No. 333-255063) of the Registrant is effective. Accordingly, the information contained in the Registrant’s Registration Statement on Form S-8 (SEC File No. 333-255063) filed with the Securities and Exchange Commission on April 6, 2021 is hereby incorporated by reference pursuant to General Instruction E, except for “Item 8. Exhibits.”

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

See the Exhibit Index for a list of exhibits filed as part of this Registration Statement, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description

3.1(1)	Articles of Association of the Registrant.

4.1(2)	Deposit Agreement.

4.2(2)	Form of American Depositary Receipt (included in Exhibit 4.1).

5.1*	Opinion of Goodwin Procter (UK) LLP.

23.1*	Consent of independent registered public accounting firm.

23.2*	Consent of Goodwin Procter (UK) LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.2(3)	2021 Omnibus Incentive Plan.

107*	Filing Fee Table

*	Filed herewith.
(1)	Filed as Exhibit 1.1 to Registrant’s registration statement on Form 20-F (File No. 001-40299), filed with the Securities and Exchange Commission on March 1, 2022, and incorporated herein by reference.
(2)

Filed as Exhibits 2.1 and 2.2 to Registrant’s registration statement on Form 20-F (File No. 001-40299), filed with the Securities and Exchange Commission on March 1, 2022, and incorporated herein by reference.

(3)

Filed as Exhibit 10.3 to Registrant’s registration statement on Form F-1 (File No. 333-253735), filed with the Securities and Exchange Commission on March 29, 2021, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on the 8th day of March, 2023.

Achilles Therapeutics plc

By:	/s/ Iraj Ali
Iraj Ali, Ph.D.
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Iraj Ali, Ph.D. and Daniel Hood as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date

/s/ Iraj Ali	Chief Executive Officer and Director	March 8, 2023
Iraj Ali, Ph.D.	(Principal Executive Officer)

/s/ Robert Coutts	Chief Financial Officer	March 8, 2023
Robert Coutts	(Principal Financial and
Accounting Officer)

/s/ Edwin Moses	Director	March 8, 2023
Edwin Moses, Ph.D.

/s/ Michael F. Giordano	Director	March 8, 2023
Michael F. Giordano, M.D.

/s/ Carsten Boess	Director	March 8, 2023
Carsten Boess

/s/ Bernhard Ehmer	Director	March 8, 2023
Bernhard Ehmer, M.D.

/s/ Julie O’Neill	Director	March 8, 2023
Julie O’Neill

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the registrant has signed this registration statement, on March 8, 2023.

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice-President on behalf of Cogency Global Inc.